FRANK EDWARD SHEFFER & CO.

                                  [Letterhead]

                                 April 18, 1995*

Federal Deposit Insurance Corporation
245 Peachtree Center Ave., N.E.
Suite 1200
Atlanta, GA  30303

Gentlemen:

We were previously principal accountants for the Bank of Franklin (the "Bank") and on March 31, 1995, we reported on the financial statements of the Bank as of and for the two years ended December 31, 1994. On March 15, 1995, we were dismissed as principal accountants of the Bank for the year ending December 31, 1995. We have read the Bank's statements included under item 4 of its Form F-3 for March 15, 1995, *and the statements under the caption "Experts" and regarding "Changes in Accountants" under the caption "Information Concerning the Bank of Franklin" as contained in the amended Form S-4 Registration Statement (No. 333-3296) of United Community Bankshares, Inc. as filed with the Securities and Exchange Commission on or about May 13, 1996, and we agree with such statements.

Very truly yours,

FRANK EDWARD SHEFFER & CO.



Certified Public Accountants

*As amended for purposes of the Form S-4 Registration Statement as filed by the Bank with the Securities and Exchange Commission on May 13, 1996.